Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 19, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of SAP SE (the Company) appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

BDO AG Wirtschaftsprüfungsgesellschaft
Hanauer Landstraße 115
60314 Frankfurt am Main

November 14, 2025